UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 31, 2018

Date of Report (Date of earliest event reported)

Installed Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36307	45-3707650
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

495 South High Street, Suite 50

Columbus, Ohio 43215

(Address of principal executive offices, including zip code)

(614) 221-3399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Installed Buildings Products, Inc. (the “Company”) was held on May 31, 2018. Proxies were solicited pursuant to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 20, 2018. The number of shares of common stock entitled to vote at the Annual Meeting was 31,518,607 shares, representing the number of the Company’s shares outstanding as of the record date, April 5, 2018.

The voting results described below on each matter submitted to the Company’s stockholders are final:

a.	The following directors were elected for terms expiring at the Company’s Annual Meeting in 2021:

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Margot L. Carter	27,947,327	79,631	412,417	1,916,520
Robert H. Schottenstein	25,203,115	2,823,843	412,417	1,916,520
Michael H. Thomas	27,991,739	35,219	412,417	1,916,520

b.	The appointment of Deloitte & Touche LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2018 was ratified:

Votes For	Votes Against	Abstain	Broker Non-Votes
30,294,930	2,497	58,468	0

c.	The non-binding advisory proposal to approve the compensation of our named executive officers was approved:

Votes For	Votes Against	Abstain	Broker Non-Votes
27,952,495	386,391	100,489	1,916,520

d.	The material terms and performance criteria of our 2014 Omnibus Incentive Plan was approved:

Votes For	Votes Against	Abstain	Broker Non-Votes
28,015,747	360,028	63,600	1,916,520

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTALLED BUILDING PRODUCTS, INC.

Date: June 1, 2018	By:	/s/ Michael T. Miller
Michael T. Miller
Executive Vice President and Chief Financial Officer